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                                                                     Exhibit 1.4



I CERTIFY THIS IS A COPY OF A
     DOCUMENT FILED ON

       JAN 08 2002

/s/ John S. Powell
------------------------------
JOHN S. POWELL
REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA

                                     FORM 21
                                  (Section 371)
                                                       Certificate of
                                                       Incorporation No.  556953
                                   -----------

                                   COMPANY ACT

                                   -----------

                               SPECIAL RESOLUTION


     The following special resolutions were passed by the undermentioned Company on the date stated:


Name of Company:  MINERA CORTEZ RESOURCES LTD.

Date Resolutions Passed:  March 15, 1999

RESOLUTIONS:

"RESOLVED, AS A SPECIAL RESOLUTION, THAT Articles 5.5 and 5.7 of the Articles be deleted and substituted with the following:

        5.5 A quorum for the transaction of business at a general meeting shall be two persons present and being, or representing by proxy, shareholders holding not less then 5% of the issued shares entitled to be voted at the meeting.

        5.7 If a quorum is not present within half an hour after the time appointed for a general meeting, the meeting, if convened pursuant to a requisition or by a requisitioner, will terminate, and in any other case will stand adjourned to the same day in the next week at the same time and place, or to such later date, other time or other place as the chairman specifies on the adjournment, and if at the adjourned meeting a quorum is not present by half an hour of the time for the meeting, the meeting will proceed as if a quorum were present."




    CERTIFIED A TRUE COPY THIS 7TH DAY OF JANUARY, A.D. 2001.


                   (SIGNATURE) /s/ Jeffrey J. Ciachurski
                              ------------------------------------
                   (RELATIONSHIP TO COMPANY) DIRECTOR